As Filed With The Securities And Exchange Commission On December 14, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE CHASE MANHATTAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                           13-2624428
            --------                                           ----------
 (State or Other Jurisdiction                                 (IRS Employer
of Incorporation or Organization)                         Identification Number)


                         The Chase Manhattan Corporation
                                 270 Park Avenue
                               New York, NY 10017
                                 (212) 270-6000
                    (Address of Principal Executive Offices)

                         The Chase Manhattan Corporation
            Restricted Stock Program for Certain Designated Employees

                  Employment Agreement with Daniel H. Case III

                            (Full Title of the Plan)

                      Anthony J. Horan, Corporate Secretary
                         The Chase Manhattan Corporation
                       270 Park Avenue, New York, NY 10017
                                 (212) 270-6000
                     (Name and Address of Agent for Service)

                        Copies of All Communications to:

                              Neila B. Radin, Esq.
                         The Chase Manhattan Corporation
                       270 Park Avenue, New York, NY 10017
                                 (212) 270-6000

                         CALCULATION OF REGISTRATION FEE


                                            Proposed         Proposed
                                             Maximum         Maximum
TITLE OF SECURITIES      AMOUNT TO BE     OFFERING PRICE     AGGREGATE        Amount of
 TO BE REGISTERED         REGISTERED       PER SHARE(1)      OFFERING      REGISTRATION FEE
 ----------------         ----------       ------------      --------      ----------------
                                                             PRICE(1)

Common Stock           2,770,000 shares       $78.50       $217,445,000        $57,406

----------
(1) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices for the common stock on December 8, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      There are incorporated herein by reference the following documents of The Chase Manhattan Corporation, a Delaware corporation (the "Corporation"), heretofore filed by it with the Securities and Exchange Commission (the "Commission"):

      (a)   Annual Report on Form 10-K for the year ended December 31, 1998;

      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

      (c) Current Reports on Form 8-K dated January 19, 1999, March 16, 1999, March 24, 1999, April 20, 1999, May 21, 1999, June 3, 1999, July 14,
            1999, July 21, 1999, September 28, 1999, October 20, 1999 and
            November 1, 1999; and

      (d) The description of the Corporation's Common Stock set forth in the Corporation's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating that description.

      All documents filed pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment to this Registration Statement on Form S-8 indicating that all securities offered hereunder have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement on Form S-8 to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the Common Stock, $1 par value, of the Corporation offered pursuant to this Registration Statement on Form S-8 will be passed upon for the Corporation by Neila B. Radin, Esq., Senior Vice President and Associate General Counsel of The Chase Manhattan Bank. Ms. Radin owns or has the right to acquire shares of common stock of the Corporation in an amount that does not exceed
 .005% of the outstanding common stock of the Corporation.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Pursuant to the Delaware General Corporation Law (the "DGCL" ), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

      The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The Restated Certificate of Incorporation of the Corporation provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      The Corporation's Restated Certificate of Incorporation empowers the Corporation to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the Corporation's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

      The Corporation's Restated Certificate of Incorporation also empowers the Corporation by action of the Board, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board deems appropriate to protect any director, officer, employee or agent of the Corporation or any other person who is serving at the Corporation's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or incurred by him in any such capacity arising out of his status as such including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Corporation would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

      In addition, the Corporation's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide an unconditional right to indemnification for expenses ( including attorneys' fees ), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative ( including, to the extent permitted by law, any derivative action ) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Corporation and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Corporation. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.

      The Corporation's By-laws also provide that the Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

ITEM 8. EXHIBITS.

4.1 Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-07941) of The Chase Manhattan Corporation).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.2 to the Registration on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.3 Certificate of Designations of Fixed/Adjustable Rate Noncumulative Preferred Stock of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.4 By-laws of The Chase Manhattan Corporation, as amended through June 1, 1999 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 (File No. 333-92217) of The Chase Manhattan Corporation).

5 Opinion of counsel as to validity of the Shares of Common Stock to be issued.

23.1  Consent of auditors.

23.2  Consent of counsel (included in Exhibit 5).

24    Powers of Attorney.

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 14th day of December, 1999.

                                           THE CHASE MANHATTAN CORPORATION

                                           By:/s/  Anthony J. Horan
                                           -----------------------------------
                                                   Anthony J. Horan
                                                   Corporate Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                             CAPACITY                   DATE
       ---------                             --------                   ----

/s/ Walter V. Shipley                 Chairman of the Board and        12/14/99
----------------------------          Director
    Walter V. Shipley

/s/ William B. Harrison, Jr.          President, Chief Executive       12/14/99
----------------------------          Director Director and Director
    William B. Harrison, Jr.          (Principal Executive Officer)

/s/ Hans W. Becherer                  Director                         12/14/99
----------------------------
    Hans W. Becherer

/s/ Frank A. Bennack, Jr.             Director                         12/14/99
----------------------------
    Frank A. Bennack, Jr.

/s/ Susan V. Berresford               Director                         12/14/99
----------------------------
    Susan V. Berresford

/s/ M. Anthony Burns                  Director                         12/14/99
----------------------------
    M. Anthony Burns

/s/ H. Laurance Fuller                Director                         12/14/99
----------------------------
    H. Laurance Fuller

/s/ Melvin R. Goodes                  Director                         12/14/99
----------------------------
    Melvin R. Goodes

/s/ William H. Gray III               Director                         12/14/99
----------------------------
    William H. Gray III

/s/ Harold S. Hook                    Director                         12/14/99
----------------------------
    Harold S. Hook

/s/ Helene L. Kaplan                  Director                         12/14/99
----------------------------
    Helene L. Kaplan

/s/ Henry B. Schacht                  Director                         12/14/99
----------------------------
    Henry B. Schacht

/s/ Andrew C. Sigler                  Director                         12/14/99
----------------------------
    Andrew C. Sigler

/s/ John R. Stafford                  Director                         12/14/99
----------------------------
    John R. Stafford

/s/ Marina v.N. Whitman               Director                         12/14/99
----------------------------
    Marina v.N. Whitman

/s/ Marc J. Shapiro                   Vice Chairman Finance and        12/14/99
----------------------------          Risk Management
    Marc J. Shapiro                  (Principal Financial Officer)

/s/ Joseph L. Sclafani                Executive Vice President         12/14/99
----------------------------          and Controller
    Joseph L. Sclafani               (Principal Accounting Officer)


----------
* Anthony J. Horan hereby signs this Registration Statement on Form S-8 on December 14, 1999 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.

                                           By:/s/  Anthony J. Horan
                                           -----------------------------------
                                                   Anthony J. Horan
                                                   Corporate Secretary

                                  EXHIBIT INDEX
                                  -------------

4.1 Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-07941) of The Chase Manhattan Corporation).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.2 to the Registration on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.3 Certificate of Designations of Fixed/Adjustable Rate Noncumulative Preferred Stock of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.4 By-laws of The Chase Manhattan Corporation, as amended through June 1, 1999 (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3 (File No. 333-92217) of The Chase Manhattan Corporation).

5 Opinion of counsel as to validity of the Shares of Common Stock to be issued.

23.1  Consent of auditors.

23.2  Consent of counsel (included in Exhibit 5).

24    Powers of Attorney.